Exhibit 99.2

CVB Financial Corp.

701 N Haven Avenue, Suite 350

Ontario, CA 91764

909.980.4030

Press Release

For Immediate Release

CVB Financial Corp. Christopher D. Myers President and Chief Executive Officer (909) 980-4030	Valley Commerce Bancorp Allan W. Stone President and Chief Executive Officer (559) 429-7502

CVB Financial Corp. and Valley Commerce Bancorp Announce Merger

Highlights of Announced Transaction

•	Valley Commerce Bancorp shareholders receive both cash and stock in the transaction, as well as a special cash dividend paid prior to close

•	Strengthens Citizens Business Bank’s (“Citizens”) presence in the Central Valley

•	Immediately accretive to CVB Financial Corp.’s earnings per share (excluding transaction costs)

Ontario, CA and Visalia, CA, September 22, 2016 - CVB Financial Corp. (NASDAQ: CVBF) and Valley Commerce Bancorp (OTC PINK: VCBP) announced today that they have entered into a merger agreement, pursuant to which CVB Financial Corp. (“CVBF”) will acquire Valley Commerce Bancorp (“VCBP”) the holding company for Valley Business Bank, with $416 million in assets as of June 30, 2016. Valley Business Bank has four locations in Visalia, Tulare, Fresno, and Woodlake.

CVBF expects the transaction to result in modest earnings accretion in 2017, excluding one-time transaction costs. CVBF estimates tangible book value dilution at close of approximately 1% to be earned back within three years.

Christopher D. Myers, President and Chief Executive Officer of CVBF and Citizens Business Bank, remarked, “Valley Business Bank is a strong community bank and an excellent strategic and geographic fit for Citizens. We look forward to welcoming their customers, associates, and shareholders.”

“Citizens Business Bank is the perfect fit for Valley Business Bank, and most importantly, our customers and employees. We are excited to be partnering with them,” said Allan Stone, President and Chief Executive Officer of VCBP. “Citizens Business Bank will expand upon our reach, our capabilities and our product offerings while continuing our commitment to providing excellent service to our business and consumer customers. Our shareholders will benefit from the opportunity to own CVBF’s NASDAQ-listed stock with 108 quarters of consecutive cash dividend payments. Based on our similar cultures, we are looking forward to a smooth transition.”

In exchange for all of VCBP’s common stock and options, CVBF will pay aggregate consideration consisting of $23.4 million in cash and 1,942,673 shares of CVBF stock, currently valued at $57.5 million assuming CVBF’s current stock price of $17.56 as of September 22, 2016. In addition, the merger agreement provides for VCBP to pay a special dividend to its shareholders conditioned upon VCBP’s equity exceeding a minimum equity target prior to the close. Assuming the exercise of all outstanding stock options and based on common equity at June 30, 2016, VCBP stockholders would have received approximately $12.8 million as a special dividend. Based on VCBP’s current outstanding common shares and options and the estimated special dividend as of June 30, 2016, the aggregate value of the transaction to VCBP shareholders is $70.3 million or $23.43 per VCBP share. The amount of the special dividend to be paid by VCBP will change depending on VCBP’s net earnings and changes in equity through the month end prior to the close. Giving effect to the transaction, VCBP shareholders would hold, in aggregate, approximately 1.8% of CVBF’s outstanding common stock following the merger.

Upon completion of the merger, Valley Business Bank will operate as Citizens Business Bank and will continue to deliver the high-touch level of service that its customers expect, with an expanded branch and ATM network and a broad range of products and services, including expertise in personal, small business, private and corporate banking, as well as treasury management and trust services.

The boards of directors of Valley Commerce Bancorp and Valley Business Bank and the boards of directors of CVBF and Citizens Business Bank, respectively, have unanimously approved this transaction. Closing of the transaction is subject to customary regulatory approvals and the approval of VCBP shareholders.

Advisors

Keefe, Bruyette, and Woods, Inc. served as financial advisor to CVBF, and Manatt, Phelps & Phillips, LLP served as legal counsel to CVBF. Gary S. Findley & Associates served as financial advisor to VCBP and Gary Findley, Esq. served as legal counsel to VCBP. Vining Sparks IBG, L.P. rendered a fairness opinion to the Board of VCBP.

About CVB Financial Corp.

CVB Financial Corp. is the holding company for Citizens Business Bank. CVBF is the ninth largest bank holding company headquartered in California with assets of approximately $8.3 billion. CVBF recently earned the ranking of “Best Bank in America” according to Forbes’ America’s Best Banks 2016. Citizens Business Bank has 42 Business Financial Centers, eight Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

About Valley Commerce Bancorp

Valley Commerce Bancorp was formed in 2002 to serve as the holding company and sole shareholder of Valley Business Bank. Valley Business Bank is a California state-chartered commercial bank that commenced operations in 1996. The Bank offers a full range of commercial banking services and maintains its headquarters and two branch offices in Tulare County and one branch in Fresno County. The bank is a member of the FDIC, an SBA Preferred Lender, and a CDARS depository institution. Valley Business Bank provides exceptional service to local businesses, through the participation of successful business persons with a strong understanding of the local market.

Valley Commerce Bancorp stock is traded on the OTC Pink under the ticker symbol “VCBP.”

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to CVBF’s current expectations regarding the proposed transaction, its business plans and expectations and its future financial position and operating results. Words such as “expects”, “will likely result”, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward looking statements, which involve risks and uncertainties. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to: CVBF’s ability to realize cost savings within expected time frames or at all; whether governmental approvals for the proposed transaction will be obtained within expected time frames or ever; whether the conditions to the closing of the proposed transaction, including approval by VCBP shareholders, are satisfied; local, regional, national and international economic and market conditions and events and the impact they may have on CVBF, CVBF’s customers, assets, and liabilities; changes in CVBF or VCBP’s organization, management, compensation and benefit plans, and the ability of CVBF and VCBP to retain or expand their respective management teams and/or boards of directors; CVBF’s success at managing the risks involved in the foregoing items and all other factors set forth in CVBF’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the discussion of risk factors within that document. CVFB does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Statement about future operating results, such as those concerning accretion and dilution to CVBF’s earnings or shareholders are for illustrative purposes only, are not forecasts and actual results may differ.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed acquisition transaction, CVBF will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of VCBP and a Prospectus of CVBF, as well as other relevant documents concerning the proposed transaction. The final proxy statement/prospectus will be distributed to the shareholders of VCBP in connection with their vote on the proposed transaction.

SHAREHOLDERS OF VCBP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents CVBF filed with the SEC may be obtained free of charge at the SEC’s website, http://www.sec.gov, at the investor relations portion of CVBF’s website, https://www.cbbank.com, by contacting Myrna DiSanto, Investor Relations, CVB Financial Corp, 701 N Haven Avenue, Ontario, CA 91764 or by telephone at (909) 980-4030 or by contacting Allan W. Stone, President & Chief Executive Officer, Valley Commerce Bancorp, 701 West Main Street, Visalia, CA 93291 or by telephone at (559) 622-9000.

CVBF and VCBP and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of VCBP in connection with the merger. Information about the directors and executive officers of CVBF and their ownership of CVBF common stock is set forth in CVBF’s proxy statement filed with the SEC on April 4, 2016. Information about the directors and executive officers of VCBP will be set forth in the Proxy Statement/Prospectus regarding the proposed transaction. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.